UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 22, 2024

Kronos Bio, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39592	82-1895605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1300 So. El Camino Real, Suite 400
San Mateo, California 94402
(Address of principal executive offices including zip code)
Registrant’s telephone number, including area code: (650) 781-5200

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KRON	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05     Costs Associated with Exit or Disposal Activities.

On November 22, 2024, the Board of Directors (the “Board”) of Kronos Bio, Inc. (the “Company”) approved an approximately 83% reduction in its workforce as part of a strategic resource allocation and cost containment plan. The workforce reduction is expected to be substantially completed on December 31, 2024.

In connection with the reduction in workforce, the Company expects to incur a charge of approximately $3.7 million relating to the cash-based expense of the employee severance, benefits, and related costs. The Company anticipates payments associated with the workforce reduction will be substantially complete by the end of the first quarter of 2025.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c)(e)

On November 22, 2024, Norbert Bischofberger, Ph.D., resigned as the Company’s President and Chief Executive Officer, effective December 3, 2024. Dr. Bischofberger will continue to serve as a member of the Board and will be entitled to compensation pursuant to the Company’s non-employee director compensation policy. In connection with Dr. Bischofberger’s resignation, the Company approved a special transaction bonus for Dr. Bischofberger in the amount of $899,000, payable in the event the Company consummates a transaction that results in a change in control of the Company.

On November 22, 2024, Deborah Knobelman, Ph.D., the Company’s Chief Financial Officer and Chief Operating Officer, was appointed to serve as President and Interim Chief Executive Officer, effective December 3, 2024. Dr. Knobelman will also continue to serve as the Company’s Chief Financial Officer and Chief Operating Officer.

Dr. Knobelman’s biographical information is set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 21, 2024.

In connection with Dr. Knobelman’s appointment as President and Interim Chief Executive Officer, the Company increased Dr. Knobelman’s annual base salary from $475,000 to $525,000, increased her annual target performance bonus percentage from 40% to 50% of her base salary, and approved a special transaction bonus in the amount of $300,000 that is payable in the event the Company consummates a transaction that results in a change in control of the Company. Dr. Knobelman also remains entitled to her existing severance and change in control benefits pursuant to the Company’s Severance and Change in Control Plan, a copy of which plan was filed with the SEC on September 9, 2022 as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q/A.

Forward Looking Statements

Statements in this report that are not statements of historical fact are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This report, in some cases, uses terms such as “expect,” “plan” and “will,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the expected timing for the completion of the reduction in workforce; the expected charges to be incurred and the related cash payments and the timing thereof; future employment or director relationships; and other statements that are not historical fact. Actual results and the timing of events could differ materially from those anticipated in such forward-

looking statements as a result of various risks and uncertainties, including, without limitation: changes to the assumptions on which the estimated charges associated with the reduction in workforce are based; the “at-will” nature of employment and director relationships; changes in the macroeconomic environment or competitive landscape that impact the Company’s business; and risks related to the Company’s business and the Company’s ongoing evaluation of strategic alternatives. These and other risks are described in greater detail in the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 13, 2024. Any forward-looking statements that are made in this report speak only as of the date of this report and are based on management’s assumptions and estimates as of such date. Except as required by law, the Company assumes no obligation to update the forward-looking statements whether as a result of new information, future events or otherwise, after the date of this report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRONOS BIO, INC.

Dated: November 27, 2024	By:	/s/ Norbert Bischofberger
Norbert Bischofberger, Ph.D.
President and Chief Executive Officer